Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@cistchina.com	Email: crocker.coulson@ccgir.com
www.ccgelite.com

FOR IMMEDIATE RELEASE

China Information Security Announces Strong First Quarter 2008 Results

SHENZHEN CITY, China, May 13, 2008 – China Information Security Technology, Inc., (OTC Bulletin Board: CIFS) ("China Information Security," "CIST" or the "Company"), a leading provider of Information Security and 3S (Geographic Information System - GIS, Remote Sensing – RS, and Global Positioning System - GPS) services in China, today announced strong financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Highlights

On GAAP basis,

  Revenues increased to $14.4 million, from $3.0 million

  Gross profit rose to $6.1 million, from $2.8 million

  Operating income increased to $3.7 million, from $2.5 million

  Net income grew 67.3% to $3.6 million, or $0.08 per basic and diluted share

On a non-GAAP basis*,

  Revenues increased 180% year over year to $14.4 million, from $5.1 million

  Gross profit rose 91% year over year to $6.1 million, representing a 42% gross margin

  Operating income, rose 65.5% to $4.1 million, with a 28.6% operating margin

  Net income grew 85.3% to $4.0 million, or $0.09 per basic and diluted share

* includes the consolidation of iASPEC and excludes stock based compensation ("SBC")

"We are pleased to see such strong momentum in our operations in the first quarter, as we reaped the benefits of our expanded product portfolio and further geographic reach," commented Mr. Jiang Huai Lin, CEO of China Information Security. "At this point, we remain confident in achieving our financial goals for the year 2008. With the rapid expansion of our customer base and the successful integration of newly acquired businesses, we should be able to strengthen our competitive position and increase our market share."

During the quarter, the Company achieved the following milestones:

  Expanded the market to 14 provinces and provincial cities in China, including Guangdong, Chongqing, Tianjin, Jiangxi, Guangxi, Zhejiang, Shanghai, Yunnan, Fujian, Hainan, Liaoning, Shanxi, Sichuan and Macao

  Completed the acquisition of Bocom Multimedia Display Company Limited ("Bocom Multimedia") and its subsidiary, Bocom Technology, for approximately $18.0 million

5/13/2008	China Information Security Q1FY2008 Earning Results	2

  Approved the entry of iASPEC into a series of agreements to acquire 57% of the shares of Wuhan Wuda Geoinformatics Co., Ltd. ("Geo"), a leading provider of GIS software products and integrated solutions in China, for an aggregate purchase price of RMB49.5 million (approximately US$7.0 million) in cash

  Changed the Company's corporate name to China Information Security Technology, Inc., to reflect the Company's national scope of operations and planned expansion into the high-growth civil-use GIS market

  Filed the application to list the Company's common stock on the NASDAQ Global Market

First Quarter 2008 Results

On a non-GAAP basis*,

For the three months ended March 31, 2008, revenues grew 180% to $14.4 million, compared to $5.1 million in the same period of 2007. The increase was primarily due to the Company's market expansion, development of new product lines and procurement of several large-scale system integration projects. Financial results of ISDT and Bocom Technology were consolidated starting from November 1, 2007 and February 1, 2008, respectively. They contributed $3.0 million and $0.8 million to revenues for the three months ended March 31, 2008, respectively.

Gross profit for the first quarter of 2008 grew 91% year over year to $6.1 million, compared to the same period of 2007, representing a 42% gross margin. The Company's gross margin declined mainly due to higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale system integration projects.

Administrative expenses increased to $1.4 million in the first quarter of 2008, from $0.5 million in the same period last year. The increase was attributable to an increase in the Company's administrative staff and increased administrative costs due to the expansion of the Company's operations.

Selling expenses for the quarter ended March 31, 2008 were around $0.4 million and remained stable as a percentage of revenues.

Income from operations grew 65.5% to $4.1 million in the first quarter of 2008, representing an operating margin of 28.6%, as compared to $2.5 million and 48.4% in the same period of 2007. The improvement was a result of the strong increase in the Company's revenues. However, the operating margin declined due to higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale system integration projects, and increased operating expenses due to market expansion.

The Company's subsidiaries, IST, ISDT and Bocom Technology, and its VIE, iASPEC, are subject to EIT at a rate of 18% of assessable profits in 2008. In addition, IST is a Foreign Investment Enterprise engaged in the technology industry which entitles it to a two-year exemption from EIT followed by a 50% tax exemption for the next three years. Income tax expenses for the three months ended March 31, 2008 was $0.2 million.

5/13/2008	China Information Security Q1FY2008 Earning Results	3

Net income grew 85.3% to $4.0 million in the first quarter of 2008, or $0.09 per basic and diluted share, compared to $2.1 million during the same period of 2007.*

* includes the consolidation of iASPEC and excludes SBC. See Table 1 for a reconciliation of Net Income and EPS to exclude Stock Based Compensation Expense.

Financial Condition

As of March 31, 2008, the Company had $23.6 million in cash and cash equivalents, total current assets of $58.1 million and total assets of $107.2 million. The Company's stockholders' equity increased to $80.3 million, from $74.0 million as of December 31, 2007.

Recent Developments

(1)     Corporate Governance
In April 2008, China Information Security established three committees – audit, compensation and nominating to comply with all NASDAQ listing requirements. Mr. Sean Shao, CFO of NYSE listed Trina Solar, was retained as the independent director who will lead as Chairman of the Audit Committee.

(2)     Completed Geo Acquisition
On April 1, 2008, iASPEC closed the acquisition of 57% of the total equity interest in Wuda Geoinformatics Co., Ltd. ("Geo"), a leading provider of GIS software products and integrated solutions in China.

(3)     Reincorporation
In April 2008, China Public Security Technology ("CPST") merged into China Information Security Technology, Inc., a Nevada corporation, with CIST being the surviving corporation. The symbol for CIST's common stock on the OTC Bulletin Board has been changed to "CIFS.OB".

(4)     iASPEC's Establishment of Two New Subsidiaries
On April 11, 2008, iASPEC established two subsidiaries in Shenzhen, PRC, Shenzhen iASPEC Information Security Technology, Co., Ltd. and Shenzhen iASPEC Intelligent Systems, Co., Ltd., each with registered paid-in capital of RMB5,000,000 (approximately $712,000). The two new subsidiaries are to be engaged in the provision of computer networks and intelligence control and security surveillance systems, as well as in the sale of computer hardware and software.

Outlook for 2008

The Company plans to leverage its strength and brand recognition in Guangdong Province in order to win business across China. The Company intends to manage its national operations from six centers located in Guangzhou, Beijing, Shanghai, Wuhan, Chongqing and Xi'an.

Management expects that the acquisitions of ISDT, Bocom Technology, and Geo will also accelerate the Company's geographic expansion, enhance its technological capabilities or competitive advantages, provide licensing and recurring revenue opportunities, and serve to fulfill its planned expansion into civil-use GIS markets. Furthermore, the Company expects to capitalize on its strong R&D capability and outstanding contract win ratio, to seize contract opportunities during Phase II of China's "Golden Shield Project" nationwide.

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"The market for security information technology continues to increase at a very rapid rate," said Mr. Lin. "With our technological capabilities, diverse and growing range of products, high barriers to entry and dedicated employees, we believe that we are well positioned to execute on our business plan and to create long term value for our stockholders."

Fiscal Year 2008 Guidance

The Company is maintaining its 2008 financial guidance for pro forma revenues of $85 million, and pro forma net income of $27 million, which excludes any non-cash charges as a result of employee stock option grants in 2007 and 2008 and amortization of intangible assets associated with the recent acquisitions of ISDT, Bocom Technology and Geo.

* Table 1
Q108 Reconciliation of Net Income and EPS to Exclude
Stock Based Compensation Expense of $383,965

	Three Months	Basic	Diluted
	Ended
	March 31, 2008	EPS	EPS

Net Income	$3,578,980	$0.08	$0.08
Stock Based Compensation ("SBC")	383,965	0.01	0.01
Net Income (without SBC)	$3,962,945	$0.09	$0.09

Weighted Average Number of Shares		45,985,550	46,720,415

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in this press release due to the inclusion of financial information of iASPEC which is considered to be the Company's "Predecessor" for these purposes. Effective as of July 1, 2007, iASPEC became the Company's variable interest entity, or VIE, whose operation results began to be reflected in the financial data starting from July 1, 2007. Therefore, the accompanying financial data for the three months ended March 31, 2008, reflect the results of operations of CIST, its subsidiaries and its VIE, while the financial data for the three months ended March 31, 2007 only reflects the results of operations of CIST and its subsidiaries. We have provided non-GAAP financial measures through the reallocation of net related party revenues from iASPEC before it became a consolidated entity, which is not in accordance with US GAAP. The reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the following section. The Company's management believes that these non-GAAP financial measures are necessary because the abnormally high financial ratios calculated using GAAP would be misleading to investors and would not reflect the substance of the Company's performance.

5/13/2008	China Information Security Q1FY2008 Earning Results	5

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security is focused on the development and implementation of large scale, high-tech information security and 3S ("Geographic Information System - GIS, Remote Sensing - RS , and Global Positioning System - GPS") related projects. The Company provides a broad portfolio of fully integrated solutions and services, including security information technology (First Responder Coordination Platform, Intelligent Border Control System and Residence Card Information Management System), 3S (GIS, RS and GPS), and Product Sales and Services. Through its exclusive contractual arrangement with iASPEC Software Company Limited (iASPEC), China Information Security has the licenses to numerous registered and copyrighted software applications in China. In addition, iASPEC is considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.cistchina.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

--FINANCIAL TABLES FOLLOW--

5/13/2008	China Information Security Q1FY2008 Earning Results	6

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)
THREE MONTHS ENDED MARCH 31, 2008 AND 2007

				NON-GAAP
	THREE MONTHS	THREE MONTHS	REALLOCATION	THREE MONTHS
	ENDED	ENDED	OF	ENDED
	MARCH 31,	MARCH 31,	RELATED PARTY	MARCH 31,
	2008	2007	REVENUE	2007

REVENUE - THIRD PARTIES	14,404,426	1,213,318	3,932,251	5,145,569
REVENUE - RELATED PARTY	-	1,818,823	(1,818,823)	-
TOTAL REVENUE	14,404,426	3,032,141		5,145,569

COST OF REVENUE	(8,352,264)	(210,712)	(1,771,527)	(1,982,239)

GROSS PROFIT	6,052,162	2,821,429		3,163,330

ADMINISTRATIVE EXPENSES	(1,752,735)	(219,294)	(282,794)	(502,088)
RESEARCH AND DEVELOPMENT EXPENSES	(147,003)	-		-
FEE TO iASPEC UNDER THE TURNKEY AGREEMENT	-	(45,000)		(45,000)
SELLING EXPENSES	(417,703)	(68,669)	(59,107)	(127,776)

INCOME FROM OPERATIONS	3,734,721	2,488,466		2,488,466

OTHER INCOME, NET	69,401	7,525		7,525
INTEREST INCOME	26,603	20,304		20,304
MINORITY INTEREST	(45,000)	-		-
INCOME TAX EXPENSE	(206,745)	(377,444)		(377,444)

NET INCOME	3,578,980	2,138,851		2,138,851

WEIGHTED AVERAGE NUMBER OF SHARES

BASIC	45,985,550	36,446,205		N/A
DILUTED	46,720,415	36,760,592		N/A

EARNINGS PER SHARE

BASIC	0.08	0.06		N/A

DILUTED	0.08	0.06		N/A

5/13/2008	China Information Security Q1FY2008 Earning Results	7

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2008 AND DECEMBER 31, 2007

	MARCH 31,	DECEMBER 31,
	2008	2007
	(UNAUDITED)	(AUDITED)
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$23,624,772	$19,755,182
Investment in marketable securities	-	14,966,752
Accounts receivable	21,142,354	11,721,306
Notes receivable	49,842	-
Advances to suppliers	4,984,145	1,791,440
Inventories	6,951,380	4,779,930
Other receivables	1,330,867	974,475
TOTAL CURRENT ASSETS	58,083,360	53,989,085

Deposit for business acquisition	7,049,073	8,989,022
Property and equipment	14,075,360	13,826,896
Intangible assets	9,305,274	4,894,397
Goodwill	18,701,923	7,154,395

TOTAL ASSETS	$107,214,990	$88,853,795

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$3,987,497	$3,079,304
Advances from customers	1,460,301	394,383
Income tax payable	724,797	326,026
Other payables and accrued expenses	1,625,030	987,483
Acquisition consideration payable	9,000,000	-
TOTAL CURRENT LIABILITIES	16,797,625	4,787,196

MINORITY INTEREST	10,105,657	10,060,657

STOCKHOLDERS' EQUITY
Common stock, par $0.01;
Authorized capital, 75,000,000 shares;
Shares issued and outstanding (March 31, 2008 and December 31,2007: 45,639,396 shares)	190,891	190,891
Additional paid-in capital	57,805,115	57,421,150
Reserve	1,755,552	1,755,552
Retained earnings	16,749,529	13,170,549
Accumulated other comprehensive income	3,810,621	1,467,800
TOTAL STOCKHOLDERS' EQUITY	80,311,708	74,005,942

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$107,214,990	88,853,795

5/13/2008	China Information Security Q1FY2008 Earning Results	8

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	MARCH 31,	MARCH 31,
	2008	2007
OPERATING ACTIVITIES
Net income	$3,578,980	$2,138,851
Adjustments to reconcile net income to net cash provided from operation:
Depreciation	657,678	31,657
Amortization of intangible assets	217,854	-
Stock-based compensation	383,965	-
Minority interest	45,000	-

Changes in operating assets and liabilities, net of effects of business acquisition:
Increase in inventories	(590,698)	-
Increase in accounts receivable	(5,648,740)	(12,596)
Increase in related party receivable	-	(1,774,640)
Increase in prepaid related party expenses	-	(5,386,997)
Decrease in other receivables and deposits	(2,738,826)	-
Decrease in accounts payable	(303,819)	-
Decrease in advances from customers	(1,024,711)	-
Increase (decrease) in other payables and accrued expenses	439,039	(23,974)
Increase in income tax payable	70,142	343,608

Net cash used in operating activities	(4,914,136)	(4,684,091)

INVESTING ACTIVITIES
Cash acquired from Bocom**	713,793	-
Deposits paid for acquisition of Geo	(6,909,279)	-
Repayments from third parties	-	332,479
Advances to related parties	-	(250,001)
Decrease in amount due from a director	-	(251,365)
Purchase of property and equipment	(337,212)	(3,646,823)
Capitalized software development costs	(67,292)	-
Proceeds from sale of marketable securities	14,966,752	-

Net cash provided by (used in) investing activities	8,366,762	(3,815,710)

FINANCING ACTIVITIES
Advances received from (repaid to) a third party company	-	(200,000)
Proceeds from first private placement	-	13,311,211

Net cash provided by financing activities	$-	$13,111,211

NET INCREASE IN CASH AND CASH EQUIVALENTS	$3,452,626	$4,611,410
EFFECT OF EXCHANGE RATE CHANGES ON CASH	416,964	10,962
CASH AND CASH EQUIVALENTS, BEGINNING	19,755,182	172,316
CASH AND CASH EQUIVALENTS, ENDING	$23,624,772	$4,794,688

Supplemental disclosure of cash flow information
Income taxes paid	$136,805	$33,836

**1,125,000 shares of common stock were issued for the purchase price of Bocom Multimedia acquisition, approximately $9,000,000, on April 1,2008.

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